UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2010

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

 Registrant’s telephone number, including area code (301) 366-4841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 unde☐r the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NEURALSTEM, INC.

CURRENT REPORT
ON FORM 8-K

Item 1.01          Entry into a Material Definitive Agreement.

On November 22, 2010, in connection with the commencement of an At-The-Market (ATM) equity offering program through which Neuralstem, Inc. (the “Company”) may sell up to $20,000,000 of its common stock, par value $0.01 per share (the “Common Stock”) from time to time, the Company entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Sales Agent”).

In accordance with the terms of the Sales Agreement, the Company may offer and sell up to $20,000,000 of Common Stock from time to time through the Sales Agent, acting as the Company’s sales agent.  Sales of Common Stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE AMEX (“Exchange”), or otherwise at market prices prevailing at the time of sale.  The Sales Agent is entitled to compensation not to exceed 3.5% of the gross sales price per share for any shares of Common Stock sold by the Sales Agent as the Company’s sales agent.  Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on the Company’s behalf any shares of Common Stock to be offered by the Company under the Sales Agreement.  The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all the shares of Common Stock subject to the Sales Agreement, and (b) the termination of the Sales Agreement by the Sales Agent or the Company.

Under the terms of the Sales Agreement, the Company also may sell shares of Common Stock to the Sales Agent as principal, at the market prices prevailing at the time of sale.  If the Company sells shares to the Sales Agent acting as principal, it will enter into a separate terms agreement with the Sales Agent, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.

The offering of Common Stock through this program will be made pursuant to the registration statement on Form S-3 (No. 333-169847), filed on October 8, 2010 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the sale from time to time by the Company or any selling security holders of the Company of its Common Stock, preferred stock, warrants, or units and a prospectus supplement dated November 22, 2010, filed by the Company with the Commission (the “Prospectus Supplement”).  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company is filing as Exhibit 1.1 the Sales Agreement.  The description of the Sales Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as an exhibit.

Item 9.01          Financial Statements and Exhibits

Exhibit 1.1	ATM Equity Offering Sales Agreement, dated November 22, 2010, between Neuralstem, Inc., and Stifel, Nicolaus & Company, Incorporated

Exhibit 5.1	Opinion of the Silvestre Law Group, P.C. as counsel to Neuralstem, Inc., dated November 22, 2010.

Exhibit 23.1	Consent of the Silvestre Law Group, P.C. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

Dated: November 22, 2010

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
1.1	ATM Equity Offering Sales Agreement, dated November 22, 2010, between Neuralstem, Inc., and Stifel, Nicolaus & Company, Incorporated	*

5.1	Opinion of the Silvestre Law Group, P.C. as counsel to Neuralstem, Inc., dated November 22, 2010.	*

23.1	Consent of the Silvestre Law Group, P.C. (included in Exhibit 5.1)	*